UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  August 29, 2014
XRS Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

965 Prairie Center Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 707-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2014, XRS Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amundsen Holdings, LLC (“Parent”) and Amundsen Merger Sub Corp., a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are each beneficially owned by Omnitracs, LLC (“Omnitracs”), an affiliate of Vista Equity Partners Fund IV, L.P. (“Vista”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock and Preferred Stock of the Company, other than shares owned by the Company, Parent or Merger Sub, will be cancelled and extinguished and automatically converted into the right to receive $5.60 in cash, without interest.

Closing Conditions

The obligation of Merger Sub to consummate the Merger is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) receipt of the approval by the holders of a majority of shares of the Company’s capital stock (on an as-converted, common stock basis) of the Merger Agreement and (iii) the absence of any law, order or injunction that prevents or prohibits the consummation of the Merger, and certain other customary conditions. There is no financing condition.

No-Shop Provisions

The Company has agreed to certain restrictions on its ability to solicit or initiate discussions or furnishing any person with information in connection with the encouragement or facilitation of an acquisition proposal and has, subject to certain exceptions described below, agreed to cease any current discussions and negotiations with third parties for the purpose of facilitating competing acquisition proposals. These restrictions will continue until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the Merger is consummated. Notwithstanding this limitation, prior to the approval of the Merger Agreement by the Company’s shareholders, the Company may, under certain circumstances, provide information to third parties and engage in discussions or negotiations with respect to any unsolicited competing acquisition proposal that the Company’s board of directors has in good faith determined constitutes or could reasonably be expected to lead to a “Superior Offer,” (which is generally defined to refer to as a bona fide written acquisition proposal that the board of directors of the Company determines, in its good faith judgment, after consultation with its legal and financial advisors, is reasonably likely to be consummated and is more favorable from a financial point of view to the Company’s shareholders than the transaction contemplated by the Merger Agreement).

Termination; Termination Fees and Parent Expenses

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, a mutual termination right if the transactions contemplated by the Merger Agreement are not consummated on or before January 26, 2015 and the Company’s right to terminate the Merger Agreement in order to accept a Superior Offer subject to the other applicable terms of the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, including in the event of a termination by the Company in order to accept a Superior Offer, the Company has agreed to pay Parent a termination fee of $6,600,000. Parent will be required to pay the Company a termination fee equal to $13,200,000 under certain specified circumstances as set forth in the Merger Agreement. In addition, under certain specified circumstances as set forth in the Merger Agreement, the Company has agreed to reimburse up to $2,250,000 of Parent’s expenses incurred in connection with the Merger Agreement and the transaction contemplated thereby.

Other Terms

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, without limitation, covenants regarding the conduct of the business of the Company.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company on or after October 1, 2012 and prior to the date of the Merger Agreement, (iii) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (iv) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (v) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (vi) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Equity Commitment

Parent has obtained an equity commitment for the transaction contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Vista has committed to capitalize Parent, at or immediately prior to the effective time of the Merger, with an aggregate equity contribution in an amount up to $180,000,000, which will be sufficient for Parent to consummate the transactions contemplated by the Merger Agreement even if Vista or its affiliates do not obtain any debt financing, subject to the terms and conditions set forth in an equity funding commitment letter which was signed and delivered by Vista concurrently with the execution of the Merger Agreement.

Item 5.01. Change in Control of Registrant.

If the Merger is consummated, the Company will experience a change of control. See the disclosures regarding the Merger Agreement under Item 1.01 above, which disclosures are incorporated herein by reference.

Item 8.01. Other Events.

Joint Press Release

On September 2, 2014, the Company and Omnitracs issued a joint press release relating to the entry into the Merger Agreement.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, certain of the Company’s shareholders (Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P., Trident Capital Fund-V Principals Fund, L.P., Trident Capital Parallel Fund-V, C.V., TCV VII, L.P., TCV VII (A), L.P., TCV Member Fund, L.P. and John Deere Special Technologies Group, Inc.) and the Chief Executive Officer of the Company entered into voting and support agreements with Parent and Merger Sub pursuant to which, subject to the terms and conditions set forth therein, such shareholders have agreed to vote all of their shares of common stock and Preferred Stock of the Company (including any common stock that the holders receive as a result of exercising Company options and warrants) in favor of approving the Merger Agreement and the Merger.

The shares of common stock and Preferred Stock subject to voting and support agreements comprise approximately 68.1% of the voting power of the Company’s capital stock in the aggregate. The tender and support agreements will terminate upon termination of the Merger Agreement in accordance with its terms in order for the Company to accept a Superior Offer and upon certain other circumstances.

Important Additional Information

In connection with the proposed transaction, the Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and mail it to its shareholders. Shareholders of the Company are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the Company, Parent, Merger Sub and Vista, the proposed transaction and related matters. SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to the Company’s investor relations page at http://xrscorp.com/about-xrs/investors/.

This document is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of the Company. The Company, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the proposed merger. Information about those executive officers and directors of the Company and their ownership of the Company common stock is set forth in the the Company’s proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on January 10, 2014, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which was filed with the SEC on December 20, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from the Company’s investor relations page at http://xrscorp.com/about-xrs/investors/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that the Company intends to file with the SEC.

Cautionary Note Regarding Forward-Looking Statements

This document may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of the Merger. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain shareholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated August 29, 2014, by and among XRS Corporation, Amundsen Holdings, LLC and Amundsen Merger Sub Corp.
99.1	Press Release, dated September 2, 2014.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 2, 2014		XRS Corporation

		By:	/s/ Michael W. Weber
Michael W. Weber
Chief Financial Officer